                                                                    EXHIBIT 32.2

                                  CERTIFICATION


         In connection with the periodic report of United Dominion Realty Trust, Inc. (the "Company") on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Christopher D. Genry, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and


         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.


Date:    March 10, 2004                   /s/ Christopher D. Genry
                                          --------------------------------
                                          Christopher D. Genry
                                          Executive Vice President and
                                          Chief Financial Officer